UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 16, 2010
El Paso Pipeline Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33825	26-0789784
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 420-2600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 16, 2010, El Paso Pipeline Partners, L.P. (the “Partnership”) and El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”) (together with the Partnership, the “El Paso Parties”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBS Securities Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., and J.P. Morgan Securities LLC, as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”) relating to the public offering by the Operating Company of $375 million of the Operating Company’s 4.10% Senior Notes due 2015 and $375 million of the Operating Company’s 7.50% Senior Notes due 2040 (together, the “Notes”). The 2015 notes will mature on November 15, 2015 and the 2040 notes will mature on November 15, 2040. The Notes will be guaranteed on a full and unconditional basis by the Partnership. Closing of the issuance of the Notes is scheduled for November 19, 2010. A legal opinion relating to the Notes is filed herewith as Exhibit 5.1.
     The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-165679) of the Partnership (the “Registration Statement”), as supplemented by the prospectus supplement, dated November 16, 2010 relating to the Notes, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.
     The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Notes are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Underwriters are obligated to purchase all of the Notes if they purchase any of the Notes. The Underwriting Agreement contains customary representations, warranties and agreements and customary conditions to closing. Additionally, the El Paso Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
     The El Paso Parties intend to use the net proceeds from the offering, together with the net proceeds from the Partnership’s recently announced public offering of 10,500,000 common units, including the Partnership’s general partner’s proportionate capital contribution, and the approximately $415 million of cash proceeds from the Partnership’s September 2010 public offering of common units, including the Partnership’s general partner’s proportionate capital contribution, as consideration for the acquisition of additional interests in Southern LNG Company, L.L.C., El Paso Elba Express Company, L.L.C., and Southern Natural Gas, and related expenses, to repay in full all $154 million of outstanding borrowings under Elba Express’ project financing term loan and to reduce the outstanding borrowings under the Partnership’s credit facility by approximately $215 million.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement, dated November 16, 2010, by and among El Paso Pipeline Partners, L.P., El Paso Pipeline GP Company, L.L.C. and the several underwriters named on Schedule II thereto.

Exhibit 5.1	Opinion of Andrews Kurth LLP.

Exhibit 23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C.,
its General Partner

By:	/s/ John R. Sult John R. Sult
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: November 19, 2010.

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement, dated November 16, 2010, by and among El Paso Pipeline Partners, L.P., El Paso Pipeline GP Company, L.L.C. and the several underwriters named on Schedule II thereto.

Exhibit 5.1	Opinion of Andrews Kurth LLP.

Exhibit 23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).